UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2025

Chain Bridge I

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41047	98-1578955
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8 The Green #17538 Dover, DE	19901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (202) 656-4257

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares, par value $0.0001 per share	CBRRF	OTC Markets Group OTCQB Tier

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On January 23, 2025, the Audit Committee of the Board of Directors (the “Audit Committee”) of Chain Bridge I (the “Company”) concluded that the unaudited consolidated interim financial statements included in the Quarterly Report on Form 10-Q for the three and nine month periods ended September 30, 2024 (the “Non-Reliance Periods”), should no longer be relied on because of the error described below. The Audit Committee’s conclusion was made in consultation with the Company's independent registered public accounting firm, Frank, Rimerman + Co. LLP (“Frank, Rimerman”). The Company’s management and the Audit Committee have discussed with Frank, Rimerman the matters disclosed in this filing.

The Audit Committee determined that the unaudited consolidated balance sheet as of September 30, 2024, that was previously included in our Quarterly Report on Form 10-Q filed on November 19, 2024, should be restated due to an error understating the liability of that certain promissory note, dated June 26, 2024, issued to the Company by Phytaix Bio (the “Bridge Financing Note”) by $200,000. As a result, the Bridge Financing Note and total general and administrative expenses were understated and net income was overstated. The impact of the error affects the unaudited condensed statements of operations, changes in shareholders’ deficit, and cash flows for the periods ended September 30, 2024.

The Company’s management is currently endeavoring to make the necessary corrections. The required corrections are expected to impact adversely the Company’s previously reported unaudited condensed interim financial statements for the Non-Reliance Periods. The Company will disclose in the to-be-filed amended Quarterly Report on Form 10-Q, the restated unaudited condensed interim financial statements for the Non-Reliance Periods (the “Restatement”). As a result, the unaudited condensed interim financial statements for the Non-Reliance Periods should no longer be relied on. Similarly, any previously issued or filed reports, press releases, earnings releases, and investor presentations or other communications describing the Company’s financial statements and other related financial information covering the Non-Reliance Periods should no longer be relied upon. The Restatement has no impact on the Company’s cash position or amount held in the Trust Account.

Management has assessed the effect of the Restatement on the Company’s internal control over financial reporting and its disclosure controls and procedures. The error identified is considered a material weakness in the Company’s internal control over financial reporting related to the adequate review and reconciliation of its liabilities. In light of this material weakness, we performed additional analysis as deemed necessary to ensure that our unaudited condensed interim financial statements were prepared in accordance with generally accepted accounting principles in the United States of America. As a result of the material weaknesses, the Company determined that its disclosure controls and procedures were not effective for the Non-Reliance Periods. To address this material weakness, management has devoted, and plans to continue to devote, significant effort and resources to the remediation and improvement of its internal controls over financial reporting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 29, 2025

CHAIN BRIDGE I

By:	/s/ Andrew Cohen
Name:	Andrew Cohen
Title:	Chief Executive Officer